REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of BlackRock Funds and
Shareholders of BlackRock All-Cap Energy & Resources
Portfolio, BlackRock Emerging Markets Dividend Fund and
BlackRock Energy & Resources Portfolio:

In planning and performing our audits of the financial
statements of BlackRock All-Cap Energy & Resources
Portfolio, BlackRock Emerging Markets Dividend Fund and
BlackRock Energy & Resources Portfolio (collectively, the
"Funds"), each a series of BlackRock Funds, as of and for
the year ended September 30, 2016, in accordance with the
standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds' internal control
over financial reporting, including controls over
safeguarding securities, as a basis for designing our
auditing procedures for the purpose of expressing our
opinion on the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting. Accordingly, we
express no such opinion.
The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation of
financial statements for external purposes in accordance
with generally accepted accounting principles.  A fund's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with
generally accepted accounting principles, and that receipts
and expenditures of the fund are being made only in
accordance with authorizations of management and trustees
of the fund; and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition,
use, or disposition of a fund's assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
fund's annual or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal
control over financial reporting and its operation,
including controls for safeguarding securities that we
consider to be a material weakness, as defined above, as of
September 30, 2016.
This report is intended solely for the information and use
of management and the Board of Trustees of BlackRock Funds
and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
November 23, 2016